United States
Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005 (July 11, 2005)

Internet Commerce Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6801 Governors Lake Parkway, Suite 110
Norcross, Georgia 30071
(Address of Principal Executive Offices)
(Zip Code)

(678) 533-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02(b). Departure of Director.
SIGNATURES

Item 5.02(b). Departure of Director.

     Effective July 8, 2005, Charles C. Johnston voluntarily resigned as a director of Internet Commerce Corporation (the “Company”). Mr. Johnston did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Internet Commerce Corporation
By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: July 14, 2005